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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of McDermott International, Inc. dated March 13, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated as of:  March 13, 1997                SOROS FUND MANAGEMENT LLC


                                            By: /s/ Michael C. Neus
                                                Michael C. Neus
                                                Assistant General Counsel


                                            GEORGE SOROS


                                            By: /s/ Michael C. Neus
                                                Michael C. Neus
                                                Attorney-in-Fact


                                            STANLEY F. DRUCKENMILLER


                                            By:  /s/ Michael C. Neus
                                                 Michael C. Neus
                                                 Attorney-in-Fact


                                            DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                            By: /s/ Gerald Kerner
                                                Gerald Kerner
                                                Managing Director